UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2026

Smith Micro Software, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35525	33-0029027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5800 Corporate DrivePittsburgh, PA15237
(Address of principal executive offices)

Registrant’s telephone number, including area code: (412) 837-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 per share	SMSI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 26, 2026, the stockholders of Smith Micro Software, Inc. (the “Company”) approved a proposal at an annual meeting of stockholders (the “Annual Meeting”) to amend the Company’s Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”), to effect a reverse stock split of the Company’s Common Stock, par value $0.001 per share (the Company’s “Common Stock”), at a ratio between one-for-three (1:3) and one-for-ten (1:10), without reducing the authorized number of shares of Common Stock. On May 26, 2026, a Special Committee of the Company’s Board of Directors approved a final reverse stock split ratio of one-for-five (1:5). Following such approval, the Company filed a certificate of amendment to the Company’s Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware to effect the reverse stock split, with an effective time of 11:59 p.m., Eastern Time on June 4, 2026.

As a result of the reverse stock split, every five shares of the Company’s Common Stock, whether issued and outstanding or held by the Company as treasury stock, will automatically be combined and converted (without any further act) into one share of fully paid and nonassessable share of Company Common Stock. No fractional shares will be issued in connection with the reverse stock split. Each fractional share of Common Stock that would otherwise be issued as a result of the reverse stock split will be rounded up to the nearest whole share of Common Stock.

The new CUSIP number for the Company’s Common Stock following the reverse stock split is 832154504. The Company’s Common Stock will open for trading under the new CUSIP number on the Nasdaq Capital Market on June 5, 2026 on a split-adjusted basis under the current ticker symbol “SMSI.”

The description of the Amendment set forth above does not purport to be complete and is qualified in its entirety by the full text of the Amendment, a copy of which is attached hereto as Exhibit 3.1(a) and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The Company held its annual meeting of stockholders on May 26, 2026.

(b) Eight (8) proposals were submitted by the Company’s Board of Directors (the “Board”) to a vote of Company stockholders, and the final results of the voting on each proposal, rounded to the nearest whole share, are noted below.

Proposal No. 1: Stockholders elected two directors to the Company’s Board of Directors to hold office until the Company’s 2029 annual meeting of stockholders or until their successors are duly elected and qualified. The votes on this proposal were as follows:

Name of Nominee	For	Withheld	Broker Non Vote
Timothy C. Huffmyer	11,728,892	245,431	4,964,913
William W. Smith, Jr.	11,418,873	555,450	4,964,913

Proposal No. 2: Stockholders approved, on a non-binding advisory basis, the compensation of the Company's named executive officers as disclosed in the Proxy Statement. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non Vote
10,943,336	560,907	470,080	4,964,913

Proposal No. 3: Stockholders ratified the appointment of SingerLewak LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non Vote
16,607,751	285,527	45,958	0

Proposal No. 4: Stockholders approved an amendment to the Smith Micro Software, Inc. Amended and Restated Omnibus Equity Incentive Plan. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non Vote
10,110,581	1,840,252	23,490	4,964,913

Proposal No. 5: The Company’s stockholders approved a proposal (“Nasdaq Proposal I”), for purposes of Nasdaq listing rule 5635(d), related to the issuance of shares of our common stock underlying the common stock purchase warrants issued by us pursuant to the terms of note purchase agreements, dated as of September 11, 2025 and September 29, 2025 in amounts that may equal or exceed 20% of our common stock outstanding. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non Vote
11,393,043	551,644	29,636	4,964,913

Proposal No. 6: The Company’s stockholders approved a proposal (“Nasdaq Proposal II”), for purposes of Nasdaq listing rules 5635(c) and (d), of the issuance of shares of our common stock underlying the common stock purchase warrants issued by us pursuant to the terms of that certain private placement securities purchase agreement, dated November 5, 2025. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non Vote
9,216,638	490,142	2,267,543	4,964,913

Proposal No. 7: The Company’s stockholders approved an amendment to our Certificate of Incorporation to, at the discretion of the Board, effect a reverse stock split of our outstanding shares of Common Stock, at a ratio, ranging from one-for-three (1:3) to one-for-ten (1:10), with the exact ratio to be set within that range at the discretion of our Board of Directors without further approval or authorization of our stockholders. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non Vote
15,997,732	918,755	22,749	0

Proposal No. 8: The Company’s stockholders approved a proposal to adjourn the Annual Meeting, if necessary, to solicit additional proxies if there were insufficient votes at the time of the Annual Meeting to approve Proposals Four, Five, Six, or Seven.

For	Against	Abstain	Broker Non Vote
15,677,466	1,235,698	26,072	0

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibits
3.1(a)	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Smith Micro Software, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH MICRO SOFTWARE, INC.

Date: May 26, 2026	/s/ Timothy C. Huffmyer
	Name:	Timothy C. Huffmyer
	Title:	President and Chief Executive Officer